Exhibit 10.2

UNITED RENTALS, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(as amended and restated, effective December 16, 2008)

1.	Definitions

	(a)	Account. The bookkeeping account established for each Participant as provided in Section 4.

	(b)	Administrator. The committee appointed pursuant to Section 8.

	(c)	Code. The Internal Revenue Code of 1986, as amended.

	(d)	Company. United Rentals, Inc., a Delaware corporation.

	(e)	Company Stock. Common stock of the Company.

	(f)	Directors’ Fees. The cash amount payable to a Participant by the Company as fees for services rendered as a director of the Company.

	(g)	Fee Deferrals. The portion of Directors’ Fees that a Participant elects to defer in accordance with Section 3.

	(h)	Fee Deferral Election. The separate written agreement, submitted to the Administrator, by which a director agrees to participate in this Plan and make Fee Deferrals hereunder.

	(i)	Participant. A director of the Company who elects to defer receipt of Directors’ Fees hereunder and whose Account has not been fully distributed.

	(j)	Plan. The United Rentals, Inc. Deferred Compensation Plan for Directors.

2.	Participation

	(a)	Eligibility for Participation. All non-employee directors of the Company are eligible to make Fee Deferrals hereunder.

	(b)	Commencement of Participation. A director becomes a Participant as of the date specified by the Administrator.

3.	Contributions

	(a)	Fee Deferrals.

(i)

The Company shall credit to the Account of a Participant an amount equal to the Director’s Fees that would have been payable to the Participant had Participant not signed a Fee Deferral Election therefor. Such amounts shall not be made available to such Participant, except as provided in Section 5, and shall reduce such Participant’s compensation from the Company in accordance with the provisions of the applicable Fee Deferral Election. All such amounts shall in any event be subject to the rights of the general creditors of the Company as provided in Section 7.

(ii)

Directors shall deliver a Fee Deferral Election to the Administrator before any Fee Deferrals become effective. Such Fee Deferral Election shall be void with respect to any Fee Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which a director is first eligible to participate, such Fee Deferral Election may be filed within 30 days of the date on which the director is first eligible to participate, and shall be effective with respect to compensation earned during the remainder of the calendar year subsequent to the filing of the Fee Deferral Election.

(iii)

The Fee Deferral Election shall designate the amount of compensation from the Company deferred by each Participant, the date on which such amounts shall be distributed to the Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided below. Subject to Section 4(b)(iii), there shall be no maximum limit on the Fee Deferrals permitted for each Participant.

(iv)

A Participant may amend or cancel his or her Fee Deferral Election from time to time, but such amendment or cancellation only shall be effective with respect to the calendar year following the year in which such amendment or cancellation is delivered to the Administrator.

(b)	Time of Credits. Fee Deferrals shall be credited to the Plan as soon as administratively feasible following each quarterly period for which fees are otherwise payable to the director.

(c)

Vesting. A Participant shall have a nonforfeitable right to the amounts credited to his or her Account; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in Section 7.

4.	Accounts

	(a)	Bookkeeping Accounts.

		(i)	The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator may also establish any subaccounts that it feels may be appropriate.

(ii)

Each Participant’s Account shall be credited with Fee Deferrals (as specified in the Participant’s Fee Deferral Election) and any earnings or losses on the foregoing. Each Participant’s Account shall be reduced by any distributions made plus any federal and state tax withholding as may be required by law.

(b)	Investments, Gains and Losses.

(i)

The Administrator is not obligated to make any investments with respect to Participant’s Accounts. Participant’s Accounts shall be credited with investment earnings or losses pursuant to deemed investments of such Accounts. By written investment directions to the Administrator, each Participant shall direct the deemed investment of his or her Account among the investment funds available under this Plan. Unless modified by the Administrator, the deemed investment funds shall consist of a money market fund selected by the Administrator or shares of Company Stock. For each deemed investment in Company Stock, the Participant’s Account shall be credited with a number of shares of Company Stock equal to (a) the Directors’ Fees that would have been paid in cash in the absence of the applicable Fee Deferral, divided by (b) the market value of a share of Company Stock at the close of business on such date.

(ii)

Each Account, including shares of Company Stock or money market funds credited thereto, is for bookkeeping purposes only. The Administrator is not obligated to make any actual investment with respect to an Account.

(iii)

Notwithstanding anything to the contrary in this Plan, no Participant may make further investments under the Plan in shares of Company Stock once Participants in the aggregate have invested in a total of 75,000 shares of Company Stock under the Plan.

(c)

The Administrator shall adjust the amounts credited to each Participants Account to reflect Fee Deferrals, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

5.	Distributions

	(a)	Payment.

(i)

General. Except as otherwise provided herein, lump sum payments of vested amounts to a Participant shall be made on the first day of the month immediately following the date that the Participant terminates service as a director of the Company or such other date as may be specified in the Fee Deferral Election. Payment of amounts deemed invested in a money market account shall be paid in cash. Payment of amounts deemed invested in Company Stock shall be paid in Company Stock.

		(ii)	Unforeseeable Emergency.

(A)

General. In the event of an Unforeseeable Emergency (as defined below), the Participant may apply to the Committee for the distribution of all or any part of the individual’s vested Account balance. The Committee shall have the discretion, subject to the provisions of this Section 5(a)(ii), as to whether to permit such a distribution and the amount of any such distribution.

(B)

Definition of Unforeseeable Emergency. For the purposes of this Section 5(a)(ii), an Unforeseeable Emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code without regard to section 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances constituting an Unforeseeable Emergency shall depend upon the facts of each case, but, in any event, a distribution on account of an Unforeseeable Emergency shall not be made to the extent that such condition is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under this Plan and/or under any cash-or-deferred arrangement maintained by the Company.

(C)

Procedure. A Participant must request an Unforeseeable Emergency distribution on a form provided by and filed with the Committee no later than the 60th day after the event causing the Unforeseeable Emergency or, if more than one event shall cause the Unforeseeable Emergency, the last of such events. The Participant shall, no later than the 70th day after the such event or last such event, as the case may be, provide such information and documentation as the Committee shall require in order to substantiate the existence of the Unforeseeable Emergency and to calculate the amount to which the Participant may be entitled by reason thereof, provided, however, that if, due to circumstances beyond the control of the Participant, the Participant is unable to provide such information within such period, the Participant shall provide such information as soon as practicable after such period. The Committee shall, no later than the 90th day after such event or last such event, as the case may be, make a determination as to whether an Unforeseeable Emergency exists, and the amount, if any, to which the Participant may be entitled, and pay such amount on the 90th day, provided, however, that pursuant to Treasury Regulation section 1.409A-3(d), if Participant is unable to timely provide necessary information, the Committee’s determination and payment shall be within 30 days of the date Participant provides such information. The Committee may take into account in making such determination whether and the extent to which the Participant provided any necessary information in a timely manner.

(D)

Payment. The amount determined by the Committee to be payable by reason of an Unforeseeable Emergency shall be paid in a single cash lump sum on the 90th day after the event causing the Unforeseeable Emergency or, if more than one event shall cause the Unforeseeable Emergency, the last of such events.

(iii)

Death. Upon the death of a Participant, all vested amounts credited to his or her Account shall be paid within 30 days after the Participant’s death to his or her beneficiary or beneficiaries, as determined under Section 6.

(b)	Transferability.

(i)

Each Participant is deemed to represent, and as a condition to the receipt of any distribution may be required to represent, that he or she will acquire Company Stock for Participant’s own account and not on behalf of others.

	(ii)	Participant’s rights hereunder are not transferable by the Participant, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise.

(iii)

Federal and state securities laws govern and restrict the right to offer, sell or otherwise dispose of any Company Stock unless otherwise covered by a Form S-8 or unless the offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the “1933 Act”) and state securities laws or, in the opinion of the Company’s counsel, such offer, sales or other disposition is exempt from registration thereunder. The Company is not required to file a Form S-8 or any other registration statement. Participant will in no event offer, sell or otherwise dispose of any Company Stock in any manner which would: (i) require the Company to file any registration statement (or similar filing under state laws) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Stock certificates representing the Company Stock may bear an appropriate legend setting forth the foregoing restrictions and any restrictions on resales of such shares by affiliates.

(iv)

The Company shall not be required to transfer on its books any Company Stock that shall have been sold or transferred in violation of any of the provisions set forth herein, or to treat any transferee to whom such shares have been so sold or transferred as a stockholder of the Company.

(c)

No Rights as a Stockholder. Until Participant receives a certificate for Company Stock, Participant shall not be entitled to any rights of a stockholder with respect to such shares. Without limiting the generality of the foregoing, Participant shall not have the right to vote the Company Stock or to receive dividends and/or other distributions declared on such shares.

6.	Beneficiaries

(a)

Beneficiaries. Each Participant may from time to time designate one or more persons (who may be any one or more members of such Participant’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under this Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s surviving spouse, if any, and, if none, to the Participant’s estate and such person shall be deemed to be a beneficiary hereunder. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

	(b)	Lost Beneficiary.

		(i)	All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(ii)

If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of this Plan and any unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly. Any such presumption of death shall be final, conclusive and binding on all parties.

7.	Funding

(a)

Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company and the Participants, their beneficiaries or any other person. Any such assets (including any amounts deferred by a Participant) shall be and remain a part of the general, unpledged, unrestricted assets of the Company, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Company for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.	Administration of the Plan

	(a)	Committee as Administrator. The Compensation Committee of the Company’s Board of Directors (or any other committee designated by the Board of Directors) shall be the Administrator.

(b)

Actions Taken by the Committee. All resolutions or other actions taken by the committee at a meeting shall be by the affirmative vote of a majority of those present at the meeting. More than half of the members must be present to constitute a quorum for a meeting. Any member of the committee may sign any document or instrument requiring the signature of the committee or otherwise act on behalf of the committee, unless otherwise directed by the committee. The committee may adopt such additional rules of procedures and conduct as it deems appropriate.

(c)

Duties of the Administrator. The Administrator shall undertake all duties assigned to it under the Plan and shall undertake all actions, express or implied, necessary for the proper administration of the Plan. All actions and decisions of the Administrator shall be made in its sole discretion, unless expressly otherwise provided in the Plan. The Administrator’s duties and responsibilities include, but are not limited to, the following:

		(i)	adopting and enforcing such rules and regulations that it deems necessary or appropriate for the administration of the Plan in accordance with applicable law;

		(ii)	interpreting the Plan, in its sole discretion, with its good faith interpretation thereof to be final and conclusive on any Participant, former Participant, beneficiary or other party;

		(iii)	deciding all questions concerning the Plan, including the eligibility of any person to participate in the Plan in accordance with the Plan provisions;

(iv)

computing the amounts to be distributed to any Participant or beneficiary in accordance with the provisions of the Plan, determining the person or persons to whom such amounts will be distributed and determining when such amounts will be distributed;

		(v)	authorizing the payment of distributions;

(vi)

keeping such records and submitting such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations; and

		(vii)	appointing such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.

(d)

Expenses. All expenses of Plan administration and operation, including the fees of any agents or counsel employed and including any expenses attributable to a termination of the Plan, shall be paid by the Company. To the extent that the Company may be liable for withholding tax, the Administrator, in its sole discretion, may charge such expenses to the benefits due to the applicable Participant or beneficiary.

9.	General Provisions

(a)

No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

(b)	Amendment and Termination.

(i)

Except as otherwise provided in this Section 9(b), the Company shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, alter or impair, without the consent of a Participant, a Participant’s right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination. The Company may provide for the payment during the 30-day period following the termination of the Plan of all amounts then credited to Participants’ Accounts, to the extent provided under Treasury Regulation section 1.409A-3(j)(4)(ix). Any such decision to pay outstanding Accounts shall apply to all Participants.

	(ii)	Any funds remaining in the Plan after termination of this Plan and satisfaction of all liabilities to Participants and others shall be returned to the Company.

(c)

Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

United Rentals, Inc. Deferred Compensation Plan for Directors
Fee Deferral Election

Name: __________________________	Social Security Number: _______________

1.

Deferral of Fees. I hereby elect to participate in the United Rentals, Inc. Deferred Compensation Plan for Directors (the “Plan”) by deferring receipt of ______% of my director fees received from the Company beginning ______________ (date) and continuing until further notice.

2.

I acknowledge that I have received a copy of the Plan and that I understand the risks of making this deferral election. I further understand that such deferred amounts will be tracked in a bookkeeping account and will remain subject to the claims of the Company’s creditors until such amounts are distributed to me. I also make the representation referred to in Section 5(b) of the Plan.

3.

Deemed Investments. I hereby request that the Plan Administrator credit my deferred amounts as follows. I understand my Account is for bookkeeping purposes only and the Administrator is under no obligation to actually invest any amounts pursuant to these investment instructions:

(i)	Money Market Account:	__________________%
(ii)	Company Stock:	__________________%

4.

Distributions. Subject to the Plan, distribution of the amounts deferred under this Fee Deferral Election, together with any income credited to such amounts, shall be paid to me on [check one of the following]:

☐	the first day of the month immediately following the date that I terminate service as a director of the Company.	☐	_______________________ (insert date).

Note: The distribution date selected cannot be changed with respect to amounts deferred pursuant to this Fee Election.

Amounts deemed invested in a money market account shall be paid in cash and amounts deemed invested in Company stock shall be paid in stock. I understand that if I do not select a payment date above, I will receive the amounts deferred under this Fee Deferral Election in a lump sum on the first day of the month immediately following the date that I terminate service as a director. I understand the restrictions on transferability set forth in the Plan.

5.

Death Benefits. I hereby designate the following person(s) to receive any death benefits under the Plan. I understand that it is my responsibility to inform the Company of any changes to such person(s)’ address and telephone number.

Beneficiary Name: ________________________________________________	Relationship: __________________

Address: ____________________________________________________________________________________________

Telephone Number: ___________________________________________________________________________________

_______________________	____________________________________
Date	Signature of Director